Exhibit 99.1

Press release dated November 11, 2008

Press Release	Source: Speedemissions Inc.

Speedemissions, Inc Reports Third Quarter Net Income

ATLANTA, GA. November 11, 2008 /PRNewswire-FirstCall/ — Speedemissions, Inc. (OTC Bulletin Board: SPMI—News), a leading vehicle emissions testing and safety inspections company with 43 testing stores in Atlanta, Dallas, Houston, Salt Lake City and St. Louis today announced its results for the third quarter ended September 30, 2008.

For the quarter ended September 30, 2008, the Company reported revenue of $2,586,000, up 2.4% from $2,525,000 in the same period last year. The Company generated net income of $25,000, or $0.00 per basic and diluted share compared to net income of $17,000, or $0.01 per basic and $0.00 per diluted share in the comparable period year in 2007. Net income was negatively affected by $128,000 in early operating losses experienced at the Company’s new locations in Dallas, St. Louis and Houston during the three months ended September 30, 2008. Revenue from same stores sales decreased $173,000 or (6.9%) in the quarter ended September 30, 2008. Same store net operating income in the three month period ended September 30, 2008 decreased $9,000 or (1.7%) to $543,000 from $552,000 in the comparable period in 2007. The decrease in same store revenue and same store net operating income was partially due to the loss of revenue sustained by our Houston stores during and after Hurricane Ike and the general economic environment in the United States.

For the nine months ended September 30, 2008, the Company reported record revenue of $7,679,000, up 3.7% from $7,406,000 in the same period last year. The Company incurred a net loss of $325,000, or ($0.06) per basic and diluted share compared to net income of $66,000, or $0.02 per basic and $0.01 per diluted share in the comparable period year in 2007. Net loss was affected by $577,000 in early operating losses experienced at the Company’s new locations in Dallas, St. Louis and Houston during the nine months ended September 30, 2008. Revenue from same stores sales decreased $308,000 or (4.2%) in the nine month period ended September 30, 2008. Same store net operating income in the nine month period ended September 30, 2008 increased $291,000 or 21.8% to $1,631,000 from $1,340,000 in the comparable period in 2007.

Richard A. Parlontieri, President/CEO of Speedemissions stated:

“We are pleased to show a profit in the third quarter given the expected early operating losses from new stores and the current economic conditions in the United States.”

About Speedemissions Inc. http://www.speedemissions.com

Speedemissions, Inc., based in Atlanta, Georgia, is a leading vehicle emissions testing and safety inspections company in the United States. We provide services in certain areas where auto testing is mandated by the Environmental Protection Agency (EPA). Since the emissions testing market is highly fragmented, Speedemissions expects to be the first company to create a national brand offering their customers quick and efficient vehicle emissions testing service. The current focus of the company is in the Atlanta, Georgia; Dallas and Houston, Texas; Salt Lake City, Utah and St. Louis, Missouri markets.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Speedemissions’ products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

For Further Information: Contact Susanne Brown, Investor Relations, 770-306-7667.

Speedemissions, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2008	December 31, 2007
Assets

Current assets:
Cash	$606,709	$804,662
Other current assets	194,722	226,051

Total current assets	801,431	1,030,713
Property and equipment, at cost less accumulated depreciation and amortization	1,310,772	1,484,229
Goodwill	7,100,572	7,100,572
Other assets	107,537	103,787

Total assets	$9,320,312	$9,719,301

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$392,417	$495,503
Accrued liabilities	422,772	522,385
Current portion of capitalized lease obligations	40,728	32,325
Current portion of equipment financing obligations	15,792	14,207
Current portion - deferred rent	13,628	13,628

Total current liabilities	885,337	1,078,048

Capitalized lease obligations, net of current portion	151,989	155,961
Equipment financing obligations, net of current portion	68,742	80,792
Deferred rent	236,779	243,948
Other long term liabilities	7,350	7,350

Total liabilities	1,350,197	1,566,099

Commitments and contingencies

Series A convertible, redeemable preferred stock, $.001 par value, 5,000,000 shares authorized, 5,133 shares issued and outstanding, liquidation preference: $5,133,000	4,579,346	4,579,346

Shareholders’ equity:
Series B convertible preferred stock, $.001 par value, 3,000,000 shares authorized, 2,481,482 shares issued and outstanding; liquidation preference: $6,672,446	2,481	2,481
Common stock, $.001 par value, 250,000,000 shares authorized, 5,162,108 shares issued and outstanding	5,162	5,162
Additional paid-in capital	15,737,527	15,596,105
Accumulated deficit	(12,354,401)	(12,029,892)

Total shareholders’ equity	3,390,769	3,573,856

Total liabilities and shareholders’ equity	$9,320,312	$9,719,301

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
Revenue	$2,586,258	$2,524,988	$7,679,119	$7,406,415

Costs of operations:
Cost of emission certificates	534,494	628,807	1,649,562	1,831,587
Store operating expenses	1,630,224	1,398,204	4,951,355	4,284,209
General and administrative expenses	439,285	482,121	1,427,368	1,210,034
Loss from disposal of non-strategic assets	(51,471)	—	(51,471)	11,735

Income (loss) from operations	33,726	15,856	(297,695)	68,850

Other income (expense)
Other income	226	2,002	1,346	3,092
Interest expense	(9,183)	(1,041)	(28,160)	(5,565)

Other income (expense), net	(8,957)	961	(26,814)	(2,473)

Net income (loss) attributable to common shareholders	$24,769	$16,817	$(324,509)	$66,377

Basic net income (loss) per share	$0.00	$0.01	$(0.06)	$0.02

Diluted net income (loss) per share	$0.00	$0.00	$(0.06)	$0.01

Weighted average common shares outstanding, basic	5,162,108	3,173,685	5,162,108	3,051,881

Weighted average common shares outstanding, diluted	9,439,606	7,452,695	5,162,108	7,330,940

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30
	2008	2007
Operating activities:

Net income (loss)	$(324,509)	$66,377
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	256,340	199,481
Loss from disposal of non-strategic assets	(51,471)	11,735
Share based compensation expenses	141,422	98,149
Changes in operating assets and liabilities, net of acquisitions:
Other current assets	31,329	40,417
Other assets	(3,750)	(21,937)
Accounts payable and accrued liabilities	(138,166)	(35,698)
Other liabilities	(7,169)	(5,690)

Net cash (used in) provided by operating activities	(95,974)	352,834

Cash flows from investing activities:
Proceeds from asset sales	120,407	211,094
Purchases of property and equipment	(184,927)	(138,491)

Net cash (used in) provided by investing activities	(64,520)	72,603

Cash flows from financing activities:
Proceeds from sale of common stock	—	319,072
Payments on debt	(10,465)	(111,747)
Payments on capitalized leases	(26,994)	(6,417)

Net cash used in financing activities	(37,459)	(200,908)

Net increase (decrease) in cash	(197,953)	626,345
Cash at beginning of period	804,662	320,231

Cash at end of period	$606,709	$946,576

Supplemental Information:
Cash paid during the period for interest	$28,161	$14,058

Non-cash Investing and Financing activities:
Equity securities issued in connection with acquisitions	$—	$100,000

Non-cash asset additions for financed and capital leases	$31,425	$—

During the nine months ended September 30, 2007, the Company issued 71,430 shares of common stock to the former owners of a subsidiary acquired in 2005, which was final payment of $100,000 withheld from the acquisition price for any potential unknown or undisclosed liabilities.